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                       Dated:   As of October 29, 1993

                               Amended Appendix A
                                     to the
                    Distribution and Shareholder Service Plan
                        between Pacific Capital Funds and
                    The Winsbury Company Limited Partnership


            Name of Distribution Plan Fund
----------------------------------------------------

U.S. Treasury Securities Fund
Short Intermediate U.S. Treasury Securities Fund
Diversified Fixed Income Fund
Tax-Free Short Intermediate Securities Fund
Tax-Free Securities Fund
Growth Stock Fund
Balanced Fund
Income Stock Fund